SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 14, 2009

INVENTIV HEALTH, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

                  0-30318                                                                                              52-2181734
                  (Commission File Number)                                                          (I.R.S. Employer Identification No.)

500 ATRIUM DRIVE
SOMERSET, NEW JERSEY 08873
(Address of Principal Executive offices) (Zip Code)

(800) 416-0555
(Registrant's Telephone Number, Including Area Code

N/A
(Former Name or Former Address, if changed Since Last Report)

INVENTIV HEALTH, INC.
CURRENT REPORT ON FORM 8-K

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Nat Krishnamurti as Chief Accounting Officer of the Company

On December 14, 2009, the Board of Directors of inVentiv Health, Inc. (the "Company" or “inVentiv”) elected Nat Krishnamurti, age 38, as Chief Accounting Officer of the Company.  Mr. Krishnamurti has been with the Company for over nine years and has served in various management roles within the Company’s Corporate Finance team, most recently as the Vice President, Corporate Finance since October 2004.  He has been responsible for a wide range of corporate finance functions within the Company, including corporate finance strategy, SEC and financial reporting, forecasting, treasury and corporate taxation.  Prior to joining  the Company, Mr. Krishnamurti had over six years of financial and accounting experience, most recently as an auditor at PriceWaterhouse Coopers LLP.  Mr. Krishnamurti is a Certified Public Accountant.

The Compensation Committee of the Board of Directors has approved the following compensation arrangements for Mr. Krishnamurti:  (i) a base salary of $235,000 per year, (ii) a discretionary bonus range of 0-100% (50% target) of his base salary and (iii) a special equity award of $250,000 (consisting 50% of restricted stock and 50% of options, in terms of grant date accounting value) in connection with his promotion to Chief Accounting Officer.  Mr. Krishnamurti will also be eligible for discretionary awards as part of the annual equity grant program in subsequent years.  In addition:

(a) except as set forth in paragraph (b), in the event of Mr. Krishnamurti's termination without cause he will be entitled to a lump sum payment equal to 26 weeks of base salary; and

(b)  in the event of Mr. Krishnamurti's termination without cause or his resignation for good reason upon or within 6 months' after a change in control, he will be entitled to a lump sum payment equal to 52 weeks of base salary and vesting of all equity incentive awards.  Thus, Mr. Krishnamurti will not be entitled to severance benefits as a result of a change in control unless his employment is terminated without cause or he resigns his employment for good reason, in each case upon or within 6 months after the change in control.

Mr. Krishnamurti's employment agreement does not provide for severance upon resignation by Mr. Krishnamurti other than for good reason upon within 6 months following a change in control.  "Good reason" is defined in Mr. Krishnamurti's employment agreement as (i) a material diminution of his authority, duties or responsibilities; provided, however, that a reduction in authority, duties, or responsibilities solely by virtue of the Company being acquired and made part of a larger entity will not constitute “good reason”; (ii) material reduction in his base salary; (iii) the relocation of the offices of the Company more than 100 miles from the Company’s Somerset, New Jersey office; or (iv) a material breach of the employment agreement by the Company.  Mr. Krishnamurti may not resign for good reason unless he notifies the Company of the acts or omissions constituting the grounds for “Good Reason” within 90 days of the initial existence of the grounds for “Good Reason” and the Company has not remedied the acts or omissions within a reasonable cure period of not less than 30 days following the date of such notice.

The above description of Mr. Krishnamurti's amended employment agreement is qualified by reference to the full text of that agreement, which is attached as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective December 14, 2009, the Board of Directors amended Article I, Section X of the Company's by-laws, as previously amended and restated, to clarify that the advance notice procedures contained in Article I, Section X are applicable to all nominations and other business brought before a shareholders meeting by a shareholder, except for business included in a Company proxy statement in accordance with Rule 14a-8 under the Securities Act of 1934.  The amendment of Article I, Section X did not effect any change to the Company's advance notice procedures.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INVENTIV HEALTH, INC.
           December 16, 2009
by           /s/ David Bassin
Name:  David Bassin
Title:  Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
3.2	Amendment to Amended and Restated Bylaws
10.1	Employment Agreement dated December 14, 2009 between the Registrant and Nat Krishnamurti